EXHIBIT 24
POWER OF ATTORNEY
(Re: Universal Shelf Offering)
     Each of the undersigned officers and directors of Huntington Bancshares Incorporated (the “Corporation”) hereby appoints Richard A. Cheap, Donald R. Kimble, and Mahesh Sankaran, as his or her attorneys, and any of them, with power to act without the others, as his or her attorney for so long as such individual remains an officer of the Corporation, to sign, in the name and on behalf of the undersigned, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), (1) the Corporation’s Registration Statement on the appropriate form (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), such indeterminate number of shares of the Corporation’s Common Stock, without par value, and Serial Preferred Stock, without par value, and such indeterminate principal amount of Debt Securities of the Corporation as shall have an aggregate initial offering price not to exceed $750 million (or such greater amount as shall result in aggregate proceeds of $750 million if any Debt Securities are issued at an original issue discount), to be issued and sold from time to time and, in the case of the Serial Preferred Stock and Debt Securities, in one or more series, (2) any registration statement for the same offering covered by this Registration Statement which is filed pursuant to Rule 462(b) promulgated under the Securities Act, and (3) any and all amendments, including post-effective amendments, thereto, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
     In Witness Whereof, the undersigned have signed these presents as of the dates indicated next to their respective signatures below.

Signature:	Title:	Date:

/s/ Thomas E. Hoaglin Thomas E. Hoaglin	Chairman, Chief Executive Officer, President, and Director (principal executive officer)	July 19, 2005

/s/ Donald R. Kimble Donald R. Kimble	Executive Vice President, Chief Financial Officer, and Controller (principal financial officer and principal accounting officer)	July 19, 2005

Signature:	Title:	Date:

/s/ Raymond J. Biggs Raymond J. Biggs	Director	July 19, 2005

/s/ Don M. Casto III Don M. Casto III	Director	July 19, 2005

/s/ Michael J. Endres Michael J. Endres	Director	July 19, 2005

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director	July 19, 2005

/s/ Karen A. Holbrook Karen A. Holbrook	Director	July 19, 2005

/s/ David P. Lauer David P. Lauer	Director	July 19, 2005

/s/ William J. Lhota Wm. J. Lhota	Director	July 19, 2005

/s/ David L. Porteous David L. Porteous	Director	July 19, 2005

/s/ Kathleen H. Ransier Kathleen H. Ransier	Director	July 19, 2005

/s/ Robert H. Schottenstein Robert H. Schottenstein	Director	July 19, 2005